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As filed with the Securities and Exchange Commission on August 11, 2014

Registration No. 333-197705

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Alion Science and Technology Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	541330 (Primary Standard Industrial Classification Code Number)	54-2061691 (I.R.S. Employer Identification No.)

1750 Tysons Boulevard
Suite 1300
McLean, VA 22102
(703) 918-4480
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Bahman Atefi
President, Chairman and Chief Executive Officer
Alion Science and Technology Corporation
1750 Tysons Boulevard
Suite 1300
McLean, VA 22102
(703) 918-4480
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

See Table of Additional Registrants Below

Copies to:

David S. Cole Laurie L. Green Holland & Knight LLP 1600 Tysons Boulevard, Suite 700 McLean, VA 22102 (703) 720-8630	Senet S. Bischoff Latham & Watkins LLP 885 Third Avenue New York, NY 10022-4834 (212) 906-1200

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Shares of Common Stock underlying Warrants exercisable at an exercise price of $0.01	643,094(2)	$0.01	$6,431	$1(3)

Third-Lien Senior Secured Notes due 2020	$235,000,000	100%	$235,000,000	$30,268(4)

Guarantees of Third-Lien Senior Secured Notes due 2020	—	—	—	—(5)

Third-Lien Senior Secured Notes due 2020 issuable as PIK Interest(3)	$297,287,430	100%	$297,287,430	$38,290(6)

Guarantees of Third-Lien Senior Secured Notes due 2020 issuable as PIK Interest	—	—	—	—(5)

Total			$532,293,861	$68,559(7)

(1)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended, or the Securities Act.

(2)
Pursuant to Rule 429, this amount does not include the 3,086,583 shares of Common Stock underlying the Warrants that were registered pursuant to the Company's Registration Statement on Form S-1 (File No. 333-193932), originally filed with the Securities and Exchange Commission on February 13, 2014, as amended and declared effective on May 9, 2014 (the "Prior Registration Statement"), which shares are included in the combined prospectus that forms a part of this Registration Statement. See "Explanatory Note" below. Up to 165,261 of such shares may be issued as a component of the Units. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with the anti-dilution provisions of the Warrants or stock splits, stock dividends, recapitalizations or similar events.

(3)
Previously paid.

(4)
The filing fee was previously paid in connection with the registration of the Third-Lien Senior Secured Notes due 2020 (which notes were referred to as the Third-Lien Senior Secured due 2019) pursuant to the Prior Registration Statement. See "Explanatory Note" below.

(5)
The additional registrants will guarantee the payment of the Third-Lien Senior Secured Notes due 2020. Pursuant to Section 457(n) of the Securities Act, no separate registration fee for the guarantees is payable.

(6)
$6,556 of the filing fee was previously paid in connection with the registration of $50,900,000 aggregate principal amount of Third-Lien Senior Secured Notes due 2020 that may be issued as payment of interest on such notes in accordance with the indenture governing the Third-Lien Senior Secured Notes due 2020 pursuant to the Prior Registration Statement. See "Explanatory Note" below. $246,387,430 of the filing fee was previously paid in connection with the registration of $246,387,430 additional aggregate principal amount of Third-Lien Senior Secured Notes due 2020 that may be issued as payment of interest on such notes pursuant to this Registration Statement. No additional consideration will be received for such Third-Lien Senior Secured Notes due 2020.

(7)
Previously paid.

 Table of Guarantor Registrants

Exact Name of Additional Registrant as Specified in the Charter	State or Other Jurisdiction of Incorporation or Organization	North American Industry Classification System	I.R.S. Employer Identification Number
Alion—BMH Corporation	Virginia	541330	54-1384264
Alion—CATI Corporation	California	541511	77-0323371
Alion—IPS Corporation	Virginia	541330	54-1096826
Alion—JJMA Corporation	New York	541330	13-5679965
Alion—METI Corporation	Virginia	541690	54-1554099
Alion International Corporation	Delaware	999990	27-0115467
Washington Consulting Government Services, Inc.	Virginia	541712	83-0488560
Washington Consulting, Inc.	Virginia	561110	76-0725281

        The address for each of the additional registrants is c/o Alion Science and Technology Corporation, 1750 Tysons Boulevard, Suite 1300, McLean, VA 22102, telephone: (703) 918-4480. The name and address, including zip code, of the agent for service of process for each additional registrant is Kevin Boyle, Alion Science and Technology Corporation, 1750 Tysons Boulevard, Suite 1300, McLean, VA 22102, telephone: (703) 918-4480.

EXPLANATORY NOTE

        This Amendment No. 2 to the Registration Statement on Form S-1 is being filed solely to file exhibits 4.9, 5.1, 8.1, 10.34, 10.36 and 10.44. Accordingly, this Amendment No. 2 consists solely of the facing page, this explanatory note, Part II of the Registration Statement, the signatures and exhibit index and is not intended to amend or delete any part of the Registration Statement or prospectus except as specifically set forth herein.

        On May 13, 2014, the Registrants commenced an exchange offer, consent solicitation and unit offering pursuant to the registration statement on Form S-1 (File No. 333-193932), which registration statement was originally filed with the Securities and Exchange Commission on February 13, 2014, as amended and declared effective on May 9, 2014 (the "Exchange Offer Registration Statement"), and the related prospectus, as amended. Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus relating to this Registration Statement on Form S-1 and the Exchange Offer Registration Statement. This Registration Statement, which is a new registration statement, combines the shares of common stock registered on the Exchange Offer Registration Statement with the following additional securities registered hereby: (1) 643,094 shares of Common Stock underlying Warrants, (2) $297,287,430 aggregate principal amount of Third-Lien Senior Secured Notes due 2020 (the "Third-Lien Notes") that may be issued as payment of interest on the Third-Lien Notes issuable in the exchange offer (the "PIK Notes") and (3) $235,000,000 Third-Lien Notes. Some of the PIK Notes and $235,000,000 of Third-Lien Notes referred to in clause (3) had previously been registered under the Exchange Offer Registration Statement and are being re-registered under this Registration Statement. This Registration Statement and the related prospectus reflect certain amended terms of the exchange offer, consent solicitation and unit offering, a summary of which can be found under the heading "Amendments and Updates to the Exchange Offer, Consent Solicitation and Unit Offering" beginning on page ii of the prospectus included in this Registration Statement. Pursuant to Rule 429, the combined prospectus in this registration statement is both (a) a new registration statement with respect to the offer and sale of the additional shares of Common Stock underlying Warrants, the PIK Notes and the Third-Lien Notes and (b) a Post-Effective Amendment to the Exchange Offer Registration Statement, and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

 PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.    Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses payable by the registrant in connection with the sale of securities being registered. All of the amounts shown are estimates except the SEC registration fee.

SEC Registration Fee	$71,166
Dealer Manager Fees and Expenses	5,000,000
Information and Exchange Agent Fees and Expenses	30,000
Legal Fees and Expenses	3,242,787
Fees and Expenses of Counsel and Advisors to Supporting Noteholders	5,479,600
Costs of Printing	300,000
Accounting Fees and Expenses	250,000
Trustee Fees and Expenses	50,000
FINRA Fees	46,420
Miscellaneous Expenses	41,142

Total	$14,511,115

ITEM 14.    Indemnification of Directors and Officers.

ALION SCIENCE AND TECHNOLOGY CORPORATION; ALION INTERNATIONAL CORPORATION

        Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation (to include any service as a director, officer, or employee or agent of the corporation which imposes duties on, or involves services by such individual with respect to an employee benefit plan, its participants or beneficiaries) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (which includes employee benefit plans) (an agent), against expenses (including attorneys' fees), judgments, fines (to include any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation (which includes if such person acted in good faith and in a manner he/she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan) and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation.

        Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted as an agent of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 of the DGCL further provides, among other things, that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. Indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

        Indemnification provided for by Section 145 of the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. Section 145 of the DGCL also empowers the corporation to purchase and maintain insurance on behalf of an agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145 of the DGCL.

        Article Twelfth of our Fourth Amended and Restated Certificate of Incorporation and Article XII of our Amended and Restated Bylaws entitles our officers and directors to indemnification to the full extent permitted by Section 145 of the DGCL. Article XII of our Amended and Restated Bylaws allows us to purchase insurance for the benefit of our officers and directors. Indemnification provided for by our Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

        Article Eighth of the Certificate of Incorporation of Alion International Corporation, a Delaware corporation ("AIC"), and Article X of the Bylaws of AIC entitle the officers, directors and any employee who acts as a fiduciary of any benefit plan of AIC to indemnification to the full extent permitted by Section 145 of the DGCL. Indemnification provided for by AIC's Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. AIC's Bylaws provides that AIC shall pay expenses incurred in defending a proceeding in advance of the final disposition of such proceeding if the person undertakes to repay the amount unless it is ultimately determined that such person is entitled to such indemnification. AIC's Bylaws further permits AIC to purchase insurance for the benefit of its officers and directors.

        We currently provide insurance from a commercial carrier against certain liabilities incurred by our directors and officers. Our director and officer insurance also covers the directors and officers of our subsidiaries, including Alion—METI Corporation, Washington Consulting, Inc., Alion—BMH Corporation, Alion—JJMA Corporation, Alion—CATI Corporation, Alion—IPS Corporation, Washington Consulting Government Services, Inc. and Alion International Corporation. We have entered into indemnification agreements with our directors and with our named executive officers. The form of indemnification agreement provides that we generally will indemnify our directors and officers for expenses incurred by them in connection with their service to Alion to the fullest extent permitted by applicable law when:

  •
  the director or officer is, or is threatened to be made, a party to or a participant in any threatened, pending or completed action, suit, arbitration, administrative hearing, or other similar proceeding; and

  •
  the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company.

        Only in certain limited circumstances would a director or officer not be entitled to indemnification.

        The above is a general summary of certain indemnity provisions of the DGCL and is subject, in all cases, to the specific and detailed provisions of the DGCL.

ALION—METI CORPORATION; WASHINGTON CONSULTING, INC.; ALION—BMH CORPORATION; ALION—IPS CORPORATION; WASHINGTON CONSULTING GOVERNMENT SERVICES, INC.

        Chapter 9 of Title 13.1 of the Code of Virginia, as amended (the Virginia Act), permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Virginia Act, and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that the director has not met the relevant standard of conduct. In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer. The Virginia Act permits Virginia corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against liability asserted against or incurred by such director or officer, whether or not the corporation would have power to indemnify such director or officer against the same liability under the Virginia Act.

        Alion—METI Corporation's, a Virginia corporation ("METI"), First Amended and Restated Bylaws entitles its officers and directors to indemnification to the full extent permitted by the Virginia Act, except as otherwise required by law. METI's Amended and Restated Articles of Incorporation and First Amended and Restated Bylaws are silent as to insurance for such indemnification.

        Washington Consulting, Inc.'s, a Virginia corporation ("WCI"), Bylaws provide that the corporation shall indemnify against judgments, fines, amounts paid in settlement, and expenses (including attorneys' fees) actually and reasonably incurred by each director or officer who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (including an action or suit by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation in any capacity for another corporation, partnership, joint venture, trust, or other entity, provided he or she acted or took no action in good faith and in a manner he or she believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

        WCI's Bylaws further provide, that to the extent a director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in the preceding paragraph, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. Indemnification provided for by WCI's Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. WCI's Bylaws further provide that WCI may purchase insurance for the benefit of its officers and directors.

        Alion—BMH Corporation's, a Virginia corporation ("BMH"), Articles of Incorporation and Bylaws are silent as to indemnification and insurance.

        Alion—IPS Corporation's, a Virginia corporation ("IPS"), Articles of Incorporation (as amended) provide that in any proceeding brought by a shareholder on behalf of IPS or on behalf of shareholders of IPS, damages assessed against any IPS director or officer arising out of any single transaction, occurrence or course of conduct shall not exceed One Dollar ($1.00), provided that such director or officer did not engage in willful misconduct or a knowing violation of criminal law or of any federal or state securities law. IPS's Articles of Incorporation further entitles, subject to certain conditions, any director, officer, and (if authorized by IPS's Board of Directors) employee or agent of IPS, who is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (including an action or suit by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that he or she is or was a director or officer of IPS or is or was serving at the request of IPS in any capacity for another corporation, partnership, joint venture, trust, or other entity, to indemnification, provided that he or she did not engage in willful misconduct or a knowing violation of criminal law. The Articles of Incorporation and Bylaws of IPS are silent as to insurance. The Bylaws of IPS provide that to the extent permitted by applicable law, and if authorized by IPS's Board of Directors, IPS may provide additional and further indemnification to any officer, director, employee or agent, by contract, amendment to its Bylaws, or otherwise.

        Washington Consulting Government Services, Inc.'s, a Virginia corporation ("WCGS"), Articles of Incorporation are silent as to indemnification and insurance. WCGS's Bylaws provide that every director, officer, employee or authorized agent of WCGS will be indemnified by WCGS to the full extent permitted under the Virginia Act. WCGS's Bylaws are silent as to insurance.

        The above is a general summary of certain indemnity provisions of the Virginia Act and is subject, in all cases, to the specific and detailed provisions of the Virginia Act.

ALION—JJMA CORPORATION

        Alion—JJMA Corporation, a New York corporation ("JJMA") is subject to the Business Corporation Law of the State of New York (BCL). The BCL provides that if an action is brought by or in the right of the corporation to procure a judgment in its favor by reason of the fact that any person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, the corporation may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the corporation. In an action or proceeding (other than one by or in favor of the corporation to procure a judgment in its favor), the BCL provides that a corporation may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        The BCL also stipulates that a director or officer who is successful in an action (including an action brought by or in the right of the corporation to procure a judgment in its favor) is entitled to indemnification as outlined above. Under any other circumstances (e.g., settlement of a claim), such director or officer may be indemnified only if certain conditions specified in the BCL are met.

        The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the by-laws of a corporation or, when authorized by such certificate of incorporation or by-laws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

        The above is a general summary of certain indemnity provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of the BCL, which are set out in Sections 721 through 726 of the BCL.

        Neither the Restated Certificate of Incorporation nor the Amended and Restated Bylaws of JJMA contain any provision addressing or providing for indemnification or insurance.

ALION—CATI CORPORATION

        Section 317 of the California General Corporation Law (the CGCL), to which Alion—CATI Corporation, a California corporation ("CATI"), is subject, authorizes a court, the board of directors, special legal counsel or shareholders to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses actually and reasonably incurred in connection with any proceeding, by reason of the fact that the person is or was an agent of the corporation, so long as the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. This does not apply in an action by or in the right of the corporation to procure a judgment in its favor. In the case of suits by or on behalf of a corporation to obtain a judgment in its favor, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to such proceeding because such person is or was the corporation's agent, against expenses actually and reasonably incurred if the person acted in good faith in a manner the person believed to be in the best interests of the corporation and its shareholders; no such indemnification may be made for claims as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation, unless and then only to the extent a court determines otherwise. No indemnification shall be made of amounts paid in defending, settling or otherwise disposing of a pending action without court approval. Expenses incurred in defending any proceeding may be advanced by a corporation prior to the final disposition of the proceeding upon receipt by the corporation of an undertaking by the agent to repay that amount if it is determined that the agent is not entitled to be indemnified.

        Article VIII of CATI's Amended and Restated Bylaws provides the corporation with the power to (i) indemnify each of its directors, officers, employees or other agents (agents) to the full extent permitted by the CGCL and particularly but without limitation, Section 317, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation and (ii) advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law. Such indemnification shall also extend to agents of any other corporation or other enterprise serving as such at the request of CATI. Article VIII of CATI's Amended and Restated Bylaws allows CATI to purchase insurance for the benefit of its agents.

        The above is a general summary of certain indemnity provisions of the CGCL and is subject, in all cases, to the specific and detailed provisions of the CGCL.

ITEM 15.    Recent Sales of Unregistered Securities.

        The following sets forth information regarding securities sold by the registrant since October 1, 2010. All shares of common stock were offered and sold pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

        On December 5, 2013 the registrant sold approximately 115,354 shares of its common stock to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust (the "ESOP Trust") at an average price of $8.10 per share for aggregate proceeds of approximately $934 thousand. On December 5, 2013, the registrant issued approximately 809,818 additional shares to the ESOP Trust effective as of September 30, 2013, at an average price per share of $8.10, as a contribution to the employee stock ownership plan ("ESOP") component of the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan.

        On March 31, 2013 the registrant sold approximately $1.0 million worth of its common stock to the ESOP Trust. The registrant sold approximately 63,814 shares to the ESOP Trust at an average price of $16.25 per share for aggregate proceeds of approximately $1.0 million. The registrant issued approximately 442,963 additional shares to the ESOP Trust, at an average price per share of $16.25, as a contribution to the ESOP component of the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan.

        On September 30, 2012 the registrant sold approximately $1.1 million worth of its common stock to the ESOP Trust. The registrant sold approximately 68,647 shares to the ESOP Trust at an average price of $16.45 per share for aggregate proceeds of approximately $1.1 million. The registrant issued approximately 402,294 additional shares to the ESOP Trust, at an average price per share of $16.45, as a contribution to the ESOP component of the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan.

        On March 31, 2012 the registrant sold approximately $1.3 million worth of its common stock to the ESOP Trust. The registrant sold approximately 72,337 shares to the ESOP Trust at an average price of $18.00 per share for aggregate proceeds of approximately $1.3 million. The registrant issued approximately 395,214 additional shares to the ESOP Trust, at an average price per share of $18.00, as a contribution to the ESOP component of the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan.

        On September 30, 2011 the registrant sold approximately $1.5 million worth of its common stock to the ESOP Trust. The registrant sold approximately 73,204 shares to the ESOP Trust at $20.95 per share for aggregate proceeds of approximately $1.5 million. The registrant issued approximately

269,506 additional shares to the ESOP Trust, at an average price per share of $20.95, as a contribution to the ESOP component of the Alion Employee Ownership, Savings and Investment Plan.

        On March 31, 2011 the registrant sold approximately $1.7 million of its common stock to the ESOP Trust. The registrant sold approximately 64,827 shares to the ESOP Trust at an average price of $26.65 per share for aggregate proceeds of approximately $1.7 million. The registrant issued approximately 189,702 additional shares to the ESOP Trust, at an average price per share of $27.15, as a contribution to the ESOP component of the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan.

ITEM 16.    Exhibits and Financial Statement Schedule.

(a)
The following exhibits are filed herewith or incorporated by reference herein:

Exhibit No.	Description
3.1	Fourth Amended and Restated Certificate of Incorporation of Alion Science and Technology Corporation.(1)
3.2	Amended and Restated By-laws of Alion Science and Technology Corporation.(2)
3.3	First Amended and Restated Bylaws of ManTech Environmental Technology, Inc. (now known as Alion—METI Corporation).(3)
3.4	Amended and Restated Articles of Incorporation of Alion—METI Corporation.(3)
3.5	Amended and Restated Bylaws of Alion—CATI Corporation.(3)
3.6	Articles of Incorporation of Carmel Applied Technologies, Inc. (now known as Alion—CATI Corporation).(3)
3.7	Certificate of Amendment of Articles of Incorporation of Carmel Applied Technologies, Inc. (now known as Alion—CATI Corporation.(3)
3.8	Certificate of Amendment of the Articles of Incorporation of Carmel Applied Technologies, Inc. changing its name to Alion—CATI Corporation.(3)
3.9	Amended and Restated Bylaws of Alion—JJMA Corporation.(3)
3.10	Restated Articles of Incorporation of Alion—JJMA Corporation.(3)
3.11	Bylaws of Washington Consulting, Inc.(3)
3.12	Articles of Incorporation of Washington Consulting, Inc.(3)
3.13	Bylaws of BMH Associates, Inc. (now known as Alion—BMH Corporation).(3)
3.14	Articles of Incorporation of BMH Associates, Inc. (now known as Alion—BMH Corporation).(3)
3.15	Articles of Amendment to the Articles of Incorporation of BMH Associates, Inc. changing its name to Alion—BMH Corporation.(3)
3.16	Amended and Restated Bylaws of Identix Public Sector, Inc. (now known as Alion—IPS Corporation).(4)
3.17	Articles of Amendment to Articles of Incorporation of Anadac, Inc. (subsequently known as Identix Public Sector, Inc. and now known as Alion—IPS Corporation).(26)
3.18	Articles of Amendment to the Articles of Incorporation of Anadac, Inc. (subsequently known as Identix Public Sector, Inc. and now known as Alion—IPS Corporation).(4)
3.19	Articles of Amendment to the Articles of Incorporation of Anadac, Inc. (subsequently known as Identix Public Sector, Inc. and now known as Alion—IPS Corporation).(4)
3.20	Articles of Amendment to the Articles of Incorporation of Identix Public Sector, Inc. changing its name to Alion—IPS Corporation.(4)
3.21	Bylaws of Alion Canada (US) Corporation (now known as Alion International Corporation).(4)
3.22	Certificate of Incorporation for Alion Canada (US) Corporation (now known as Alion International Corporation).(4)

Exhibit No.	Description
3.23	Certificate of Amendment to Certificate of Incorporation for Alion Canada (US) Corporation changing its name to Alion International Corporation.(26)
3.24	Bylaws of Washington Consulting Government Services, Inc.(26)
3.25	Articles of Incorporation for Washington Consulting Government Services, Inc.(26)
4.1	Indenture dated as of February 8, 2007, among Alion Science and Technology Corporation, certain subsidiary guarantors and Wilmington Trust Company, as trustee.(5)
4.2	Forms of 10.25% Senior Notes due 2015.(5)
4.3	Amended and Restated Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan.(6)
4.4	First Amendment to Amended and Restated Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan.(7)
4.5	Second Amendment to Amended and Restated Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan.(8)
4.6	Indenture, dated as of March 22, 2010, among the Company, certain subsidiary guarantors of the Company and Wilmington Trust Company, as trustee.(2)
4.7	Form of 12% Senior Secured Notes due 2014.(2)
4.8	Form of Existing Warrant.(2)
4.9	Form of Indenture among Alion Science and Technology Corporation, certain subsidiary guarantors of the Company and Wilmington Trust Company, as trustee.(***)
4.10	Form of Third-Lien Senior Secured Note due 2020.(Included as part of Exhibit 4.9)
4.11	Form of Warrant.(Included as part of Exhibit 10.34)
4.12	Third Amendment to Amended and Restated Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan (31).
5.1	Opinion of Holland & Knight LLP regarding legality.(***)
8.1	Opinion of Holland & Knight LLP regarding tax matters.(***)
10.1	Employment Agreement between Alion Science and Technology Corporation and Dr. Bahman Atefi.(9)*
10.2	Employment Agreement between Alion Science and Technology Corporation and Stacy Mendler.(10)*
10.3	Employment Agreement between Alion Science and Technology Corporation and Scott Fry.(11)*
10.4	First Amendment to Employment Agreement between Alion Science and Technology Corporation and Ms. Stacy Mendler.(12)*
10.5	First Amendment to Employment Agreement between Alion Science and Technology Corporation and Mr. Scott Fry.(12)*
10.6	Employment Agreement between Alion Science and Technology Corporation and Mr. Robert Hirt.(13)*
10.7	(intentionally omitted)
10.8	Employment Agreement between Alion Science and Technology Corporation and Mr. Barry Broadus.(15)*

Exhibit No.	Description
10.9	Alion Science and Technology Corporation Long-Term Incentive Plan (amended and restated as of June, 25, 2013).(14)*
10.10	Form of Alion Science and Technology Corporation Ongoing Long Term Incentive Plan Award Agreement.(16)*
10.11	Alion Science and Technology Corporation 2004 Stock Appreciation Rights Plan (amended and restated as of June, 25, 2013).(14)*
10.12	Alion Science and Technology Corporation Performance Shares and Retention Phantom Stock Plan (amended and restated as of June, 25, 2013).(14)*
10.13	Alion Science and Technology Corporation Phantom Stock Plan (amended and restated as of June, 25, 2013).(14)*
10.14	Alion Science and Technology Director Phantom Stock Plan, as amended and restated effective January 1, 2007.(17)*
10.15	First Amendment to Alion Science and Technology Corporation Director Phantom Stock Plan (as amended and restated), dated as of January 22, 2010.(17)*
10.16	Alion Executive Deferred Compensation Plan, as amended and restated effective January 1, 2008.(17)*
10.17	Alion Director Deferred Compensation Plan, as amended and restated effective January 1, 2008.(17)*
10.18	First Supplemental Indenture, dated as February 26, 2010, between Alion—IPS Corporation, Washington Consulting Government Services, Inc., Alion Canada (US) Corporation, Alion Science and Technology Corporation and Wilmington Trust Company, as trustee.(18)
10.19	Intentionally omitted.
10.20	Warrant Agreement, dated as of March 22, 2010, by and between the Company and Wilmington Trust Company, as warrant agent.(2)
10.21	Credit Agreement, dated as of March 22, 2010, by and among the Company, the lenders party thereto and Credit Suisse AG, as administrative agent.(2)
10.22	Intercreditor Agreement, dated as of March 22, 2010, by and among the Company, the other grantors party thereto, Credit Suisse AG, as administrative agent, and Wilmington Trust Company, as collateral agent and trustee.(2)
10.23	Security Agreement dated as of March 22, 2010, by and among the Company, certain subsidiaries of the Company and Wilmington Trust Company, as collateral agent.(2)
10.24	Guarantee Agreement, dated as of March 22, 2010, by and among the Company, certain subsidiaries of the Company and Credit Suisse AG, as administrative agent.(2)
10.25	Stock Purchase Agreement between Alion Science and Technology Corporation and Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust.(24)
10.26	Amendment, dated as of March 22, 2010, to the Stock Purchase Agreement, dated as of December 20, 2002, between the Company and the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust.(2)

Exhibit No.	Description
10.27	Incremental Assumption Agreement and Amendment No. 2 dated as of March 11, 2011, by and among the Company, the lenders party thereto (the "Lenders"), Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the "Administrative Agent"), Alion—CATI Corporation, Alion—METI Corporation, Alion—JJMA Corporation, Alion—BMH Corporation, Washington Consulting, Inc., Alion—MA&D Corporation, Alion—IPS Corporation, Alion Canada (US) Corporation, and Washington Consulting Government Services, Inc., related to the Credit Agreement and incorporating by reference therein the Amended and Restated Credit Agreement.(19)
10.28	Amended and Restated Credit Agreement dated as of March 11, 2011 by and among the Company, the Lenders as defined in Article I of the Amended and Restated Credit Agreement and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, including any successor thereto, the "Administrative Agent") for the Lenders.(19)
10.29	Agreement and Amendment No. 3 dated as of August 2, 2011, by and among the Company, the lenders party thereto (the "Lenders"), Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the "Administrative Agent"), Alion—CATI Corporation, Alion—METI Corporation, Alion—JJMA Corporation, Alion—BMH Corporation, Washington Consulting, Inc., Alion—MA&D Corporation, Alion—IPS Corporation, Alion Canada (US) Corporation, and Washington Consulting Government Services, Inc., related to the Credit Agreement.(20)
10.30	Agreement and Amendment No. 4 dated as of December 3, 2012, by and among the Company, the lenders party thereto (the "Lenders"), Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the "Administrative Agent"), Alion—CATI Corporation, Alion—METI Corporation, Alion—JJMA Corporation, Alion—BMH Corporation, Washington Consulting, Inc., Alion—MA&D Corporation, Alion—IPS Corporation, Alion Canada (US) Corporation, and Washington Consulting Government Services, Inc., related to the Credit Agreement.(7)
10.31	Agreement and Amendment No. 5 dated as of December 12, 2013, by and among the Company, the lenders party thereto (the "Lenders"), Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the "Administrative Agent"), Alion—CATI Corporation, Alion—METI Corporation, Alion—JJMA Corporation, Alion—BMH Corporation, Washington Consulting, Inc., Alion—MA&D Corporation, Alion—IPS Corporation, Alion Canada (US) Corporation, and Washington Consulting Government Services, Inc., related to the Credit Agreement.(7)
10.32	Amendment No. 1 to Agreement and Amendment No. 5 dated as of December 23, 2013, by and among the Company, the lenders party thereto (the "Lenders"), Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the "Administrative Agent"), Alion—CATI Corporation, Alion—METI Corporation, Alion—JJMA Corporation, Alion—BMH Corporation, Washington Consulting, Inc., Alion—MA&D Corporation, Alion—IPS Corporation, Alion Canada (US) Corporation, and Washington Consulting Government Services, Inc., related to the Credit Agreement.(7)
10.33	Refinancing Support Agreement by and among Alion Science and Technology Corporation, ASOF II Investments, LLC and Phoenix Investment Adviser, LLC.(21)
10.34	Form of Warrant Agreement.(***)

Exhibit No.	Description
10.35	Second Supplemental Indenture, dated as of May 29, 2014, between Alion Science and Technology Corporation, Alion—METI Corporation, Alion—CATI Corporation, Alion—JJMA Corporation, Alion—BMH Corporation, Washington Consulting, Inc., Alion—MA&D Corporation, Alion—IPS Corporation, Alion—International Corporation, Washington Consulting Government Services, Inc. and Wilmington Trust Company, as trustee.(29)
10.36	Form of Stockholders' Agreement.(***)
10.37	Amendment to the Refinancing Support Agreement dated as of February 13, 2014 by and among Alion Science and Technology Corporation, ASOF II Investments, LLC and Phoenix Investment Adviser, LLC.(22)
10.38	Amendment No. 2 to Agreement and Amendment No. 5 dated as of February 21, 2014, by and among the Company, the lenders party thereto (the "Lenders"), Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the "Administrative Agent"), Alion—CATI Corporation, Alion—METI Corporation, Alion—JJMA Corporation, Alion—BMH Corporation, Washington Consulting, Inc., Alion—MA&D Corporation, Alion—IPS Corporation, Alion International Corporation, and Washington Consulting Government Services, Inc., related to the Credit Agreement.(26)
10.39	Amendment No. 3 to Amendment No. 5 and Waiver dated effective as of March 31, 2014, by and among the Company, the lenders party thereto (the "Lenders"), Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the "Administrative Agent"), Alion—CATI Corporation, Alion—METI Corporation, Alion—JJMA Corporation, Alion—BMH Corporation, Washington Consulting, Inc., Alion—MA&D Corporation, Alion—IPS Corporation, Alion International Corporation, and Washington Consulting Government Services, Inc., related to the Credit Agreement.(23)
10.40	Amended and Restated Refinancing Support Agreement, dated as of May 2, 2014, by and among Alion Science and Technology Corporation, ASOF II Investments, LLC and Phoenix Investment Adviser, LLC.(25)
10.41	Second Amended and Restated Credit Agreement, dated as of May 2, 2014, by and among Alion Science and Technology Corporation, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.(25)
10.42	Amendment No. 1 to Security Agreement dated as of May 2, 2014, by and among Alion Science and Technology Corporation, certain subsidiaries of Alion Science and Technology Corporation and Wilmington Trust Company, as collateral agent.(25)
10.43	Amended and Restated Guaranty Agreement, dated as of May 2, 2014, by and among Alion Science and Technology Corporation, certain subsidiaries of Alion Science and Technology Corporation and Wells Fargo Bank, National Association, as administrative agent.(25)
10.44	Form of Intercreditor Agreement, by and among the Company, the other grantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and Wilmington Trust company, as collateral agent and trustee.(***)
10.45	Form of Dealer Manager Agreement.(27)
10.46	Term Sheet dated as of July 22, 2014 by and among Alion Science and Technology Corporation, ASOF II Investments, LLC and Phoenix Investment Adviser, LLC.(30)
10.47	Form of Amendment No. 1 to Dealer Manager Agreement.(†)

Exhibit No.		Description
10.48		First Amendment to Second Amended and Restated Credit Agreement dated as of July 31, 2014 by and among Alion Science and Technology Corporation, Wells Fargo Bank National Association and the lenders party thereto.(32)
12		Computation of Ratios of Earnings to Fixed Charges.(†)
21		Subsidiaries of Alion Science and Technology Corporation.(26)
23.1		Consent of Deloitte & Touche LLP.(†)
23.2		Consent of Holland & Knight LLP. (contained in Exhibit 5.1 and 8.1).
24.1		Power of Attorney (included on the signature page of the Registration Statement).(†)
25.1		Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as trustee under the Indenture on Form T-1.(†)
99.1		Form of Consent and Letter of Transmittal.(†)
99.2		Form of Letter to Brokers.(†)
99.3		Form of Letter to Clients.(†)
99.4		Form of Unit Purchase Form.(†)
99.5		Consent of Proposed Director — Lawrence A. First.(26)
99.6		Consent of Proposed Director — Daniel H. Clare.(26)
101.INS	+	XBRL Instance Document.(†)
101.SCH	+	XBRL Taxonomy Extension Schema Document.(†)
101.CAL	+	XBRL Taxonomy Extension Calculation Linkbase Document.(†)
101.DEF	+	XBRL Taxonomy Extension Definition Linkbase Document.(†)
101.LAB	+	XBRL Taxonomy Extension Label Linkbase Document.(†)
101.PRE	+	XBRL Taxonomy Extension Presentation Linkbase Document.(†)

(1)
Incorporated by reference from the Company's Form 8-K filed with the SEC on December 21, 2012.

(2)
Incorporated by reference from the Company's Form 8-K filed with the SEC on March 25, 2010.

(3)
Incorporated by reference from the Company's Form S-4 filed with the SEC on April 30, 2007.

(4)
Incorporated by reference from the Company's Form S-4 filed with the SEC on June 18, 2010.

(5)
Incorporated by reference from the Company's Form 8-K filed with the SEC on February 8, 2007.

(6)
Incorporated by reference from the Company's Form 10-Q filed with the SEC on May 14, 2013.

(7)
Incorporated by reference from the Company's Form 10-K filed with the SEC on December 23, 2013.

(8)
Incorporated by reference from the Company's Form 8-K filed with the SEC on October 2, 2013.

(9)
Incorporated by reference from the Company's Form S-4 (8-K) filed with the SEC on June 21, 2007.

(10)
Incorporated by reference from the Company's Form 8-K filed with the SEC on July 20, 2007.

(11)
Incorporated by reference from the Company's Form 10-K filed with the SEC on December 28, 2007.

(12)
Incorporated by reference from the Company's Form 10-K filed with the SEC on December 20, 2011.

(13)
Incorporated by reference from the Company's Form 8-K filed with the SEC on June 6, 2012.

(14)
Incorporated by reference from the Company's Form 10-Q filed with the SEC on August 8, 2013.

(15)
Incorporated by reference from the Company's Form 8-K filed with the SEC on September 11, 2013

(16)
Incorporated by reference from the Company's Form 8-K filed with the SEC on December 23, 2008.

(17)
Incorporated by reference from the Company's Form 10-Q filed with the SEC on May 14, 2010.

(18)
Incorporated by reference from the Company's Form 8-K filed with the SEC on March 3, 2010.

(19)
Incorporated by reference from the Company's Form 8-K filed with the SEC on March 16, 2011.

(20)
Incorporated by reference from the Company's Form 8-K filed with the SEC on August 8, 2011.

(21)
Incorporated by reference from the Company's Form 8-K filed with the SEC on December 24, 2013.

(22)
Incorporated by reference from the Company's Form 8-K filed with the SEC on February 17, 2014.

(23)
Incorporated by reference from the Company's Form 8-K filed with the SEC on April 4, 2014.

(24)
Incorporated by reference from the Company's Form 10-Q filed with the SEC on February 3, 2003.

(25)
Incorporated by reference from the Company's Form 8-K filed with the SEC on May 2, 2014.

(26)
Incorporated by reference from the Company's Form S-1/A filed with the SEC on March 26, 2014.

(27)
Incorporated by reference from the Company's Form S-1/A filed with the SEC on May 9, 2014.

(28)
Incorporated by reference from the Company's Form S-1/A filed with the SEC on May 6, 2014.

(29)
Incorporated by reference from the Company's Form 8-K filed with the SEC on May 30, 2014.

(30)
Incorporated by reference from the Company's Form 8-K filed with the SEC on July 24, 2014.

(31)
Incorporated by reference from the Company's Form 10-Q filed with the SEC on May 15, 2014.

(32)
Incorporated by reference from the Company's Form 8-K filed with the SEC on August 4, 2014.

(*)
Denotes management contract and/or compensatory plan/arrangement.

(**)
To be filed by amendment.

(***)
Filed herewith.

†
Previously filed.

+
As provided in Rule 406T of Regulation S-T, this information is furnished herewith and not filed for purposes of Sections 11 and 12 of the Securities Act and Section 18 of the Exchange Act.

(b)
Financial Statement Schedule.

Schedule II—Valuation

and Qualifying Accounts

Allowance for Doubtful Accounts Receivable	Balance at Beginning of Year	Additions Charged to Costs and Expenses	Deductions(1)	Balance at End of Year
Fiscal year ended 2013	$4,145	$(217)	$(177)	$3,751
Fiscal year ended 2012	$3,411	$802	$(68)	$4,145
Fiscal year ended 2011	$3,798	$—	$(387)	$3,411

(1)
Accounts receivable written off against the allowance for doubtful accounts.

Deferred Tax Asset Valuation	Balance at Beginning of Year	Additions Charged to Costs and Expenses	Deductions	Balance at End of Year
Fiscal year ended 2013	$78,414	$18,626	$—	$97,040
Fiscal year ended 2012	$58,264	$20,150	$—	$78,414
Fiscal year ended 2011	$36,929	$21,335	$—	$58,264

ITEM 17.    Undertakings.

        (a)   Each of the undersigned registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for purposes of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b)

  as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   Each of the undersigned registrants hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (c)   Each of the undersigned registrants hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (e)   Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (f)    Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, state of Virginia, on August 11, 2014.

ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ BAHMAN ATEFI Bahman Atefi President, Chairman, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ BAHMAN ATEFI Bahman Atefi	President, Chairman, Chief Executive Officer and Director	August 11, 2014
/s/ BARRY BROADUS Barry Broadus	Chief Financial Officer, Senior Vice President and Treasurer	August 11, 2014
/s/ JEFFREY L. BOYERS Jeffrey L. Boyers	Senior Vice President for Administration and Principal Accounting Officer	August 11, 2014
* Edward C. Aldridge, Jr.	Director	August 11, 2014
* Lewis Collens	Director	August 11, 2014
* Admiral (Ret.) Harold W. Gehman, Jr.	Director	August 11, 2014

Signature	Title	Date

* David J. Vitale	Director	August 11, 2014
* Leslie Armitage	Director	August 11, 2014
* General (Ret.) George A. Joulwan	Director	August 11, 2014
* General (Ret.) Michael E. Ryan	Director	August 11, 2014
* General (Ret.) Michael V. Hayden, USAF	Director	August 11, 2014
* /s/ BAHMAN ATEFI Bahman Atefi Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, state of Virginia, on August 11, 2014.

ALION—BMH CORPORATION
By:	/s/ STACY MENDLER Stacy Mendler President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ STACY MENDLER Stacy Mendler	President and Sole Director (principal executive officer)	August 11, 2014
/s/ BARRY BROADUS Barry Broadus	Treasurer (principal financial officer and principal accounting officer)	August 11, 2014

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, state of Virginia, on August 11, 2014.

ALION—CATI CORPORATION
By:	/s/ STACY MENDLER Stacy Mendler President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ STACY MENDLER Stacy Mendler	President and Sole Director (principal executive officer)	August 11, 2014
/s/ BARRY BROADUS Barry Broadus	Treasurer (principal financial officer and principal accounting officer)	August 11, 2014

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, state of Virginia, on August 11, 2014.

ALION—JJMA CORPORATION
By:	/s/ STACY MENDLER Stacy Mendler President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ STACY MENDLER Stacy Mendler	President and Sole Director (principal executive officer)	August 11, 2014
/s/ BARRY BROADUS Barry Broadus	Treasurer (principal financial officer and principal accounting officer)	August 11, 2014

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, state of Virginia, on August 11, 2014.

ALION—METI CORPORATION
By:	/s/ STACY MENDLER Stacy Mendler President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ STACY MENDLER Stacy Mendler	President and Sole Director (principal executive officer)	August 11, 2014
/s/ BARRY BROADUS Barry Broadus	Treasurer (principal financial officer and principal accounting officer)	August 11, 2014

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, state of Virginia, on August 11, 2014.

WASHINGTON CONSULTING, INC.
By:	/s/ DAMON GRIGGS Damon Griggs President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ DAMON GRIGGS Damon Griggs	President (principal executive officer)	August 11, 2014
/s/ BARRY BROADUS Barry Broadus	Treasurer (principal financial officer and principal accounting officer)	August 11, 2014
/s/ STACY MENDLER Stacy Mendler	Sole Director	August 11, 2014

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, state of Virginia, on August 11, 2014.

ALION—IPS CORPORATION
By:	/s/ STACY MENDLER Stacy Mendler President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ STACY MENDLER Stacy Mendler	President and Sole Director (principal executive officer)	August 11, 2014
/s/ BARRY BROADUS Barry Broadus	Treasurer (principal financial officer and principal accounting officer)	August 11, 2014

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, state of Virginia, on August 11, 2014.

WASHINGTON CONSULTING GOVERNMENT SERVICES, INC.
By:	/s/ BRUCE E. SAMUELSEN Bruce E. Samuelsen President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ BRUCE E. SAMUELSEN Bruce E. Samuelsen	President and Sole Director (principal executive officer)	August 11, 2014
/s/ JEFFREY BOYERS Jeffrey Boyers	Treasurer (principal financial officer and principal accounting officer)	August 11, 2014

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, state of Virginia, on August 11, 2014.

ALION INTERNATIONAL CORPORATION
By:	/s/ BAHMAN ATEFI Bahman Atefi Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ BAHMAN ATEFI Bahman Atefi	Chief Executive Officer	August 11, 2014
/s/ STACY MENDLER Stacy Mendler	President and Director	August 11, 2014
/s/ BARRY BROADUS Barry Broadus	Chief Financial Officer and Treasurer (principal accounting officer)	August 11, 2014

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Table of Guarantor Registrants
EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  ITEM 13. Other Expenses of Issuance and Distribution.
  ITEM 14. Indemnification of Directors and Officers.
  ITEM 15. Recent Sales of Unregistered Securities.
  ITEM 16. Exhibits and Financial Statement Schedule.
  ITEM 17. Undertakings.
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